UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30, WBDI30A	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33, WBDI33A	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2026, Warner Bros. Discovery, Inc., a Delaware corporation (“WBD”), Paramount Skydance Corporation, a Delaware corporation (“PSKY”), and Prince Sub Inc., a Delaware corporation and wholly owned subsidiary of PSKY (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which and subject to the terms and conditions therein, at the effective time of the Merger (as defined below) (the “Effective Time”), Merger Sub will merge with and into WBD, with WBD surviving as a wholly owned subsidiary of PSKY (the “Merger”).

The boards of directors of WBD and PSKY have unanimously approved the Merger Agreement, including the Merger and the other transactions contemplated thereby, and the board of directors of WBD has resolved to recommend that WBD’s stockholders approve the Merger and adopt the Merger Agreement.

The Merger Agreement

Effect on Capital Stock

At the Effective Time, subject to the terms and conditions of the Merger Agreement, each share of Series A common stock, par value $0.01 per share (the “WBD Common Stock”), of WBD issued and outstanding immediately prior to the Effective Time (other than shares of WBD Common Stock to be canceled for no consideration in accordance with the Merger Agreement or as to which appraisal rights have been properly exercised) shall be converted into the right to receive an amount in cash equal to $31.00, without interest, plus, if the date on which the closing of the Merger (the “Closing”) occurs (the “Closing Date”) is after September 30, 2026, the Ticking Consideration (the “Merger Consideration”). The “Ticking Consideration” will be an amount in cash equal to $0.00277778 multiplied by the number of calendar days elapsed after September 30, 2026 to and including the Closing Date (which, for the avoidance of doubt, will not exceed $0.25 per 90 calendar day period).

Treatment of Equity Awards

At the Effective Time, each outstanding option to purchase shares of WBD Common Stock granted under any WBD stock plan (a “WBD Option”) that is (x) by its terms vested as of the Effective Time or (y) held by a former employee or service provider of WBD (each, a “Vested WBD Option”) will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per-share exercise price for such Vested WBD Option by (ii) the total number of shares of WBD Common Stock subject to such Vested WBD Option immediately prior to the Effective Time.

At the Effective Time, each WBD Option that is outstanding and unexercised immediately prior to the Effective Time and that is not a Vested WBD Option (an “Unvested WBD Option”) with an exercise price per share of WBD Common Stock that is less than the Merger Consideration will be assumed by PSKY and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per-share exercise price for such Unvested WBD Option, by (ii) the total number of shares of WBD Common Stock subject to such Unvested WBD Option immediately prior to the Effective Time (the “Unvested WBD Option Consideration”), with such Unvested WBD Option Consideration remaining subject to the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding Unvested WBD Option immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for other administrative or ministerial changes as in the reasonable and good faith determination of PSKY are appropriate to conform the administration of the Unvested WBD Option Consideration amounts and are not adverse to the holders) with respect to receipt of the Unvested WBD Option Consideration.

At the Effective Time, each WBD Option with an exercise price per share of WBD Common Stock that is equal to or greater than the Merger Consideration will be canceled without any cash payment or other consideration being made in respect thereof.

At the Effective Time, each award of restricted stock units corresponding to shares of WBD Common Stock granted pursuant to any WBD stock plan, including performance restricted stock units (a “WBD RSU”) that is vested in accordance with its terms as of the Effective Time or that is held by a non-employee member of the board of directors of WBD (each, a “Vested WBD RSU”), will be canceled and converted into the right to receive the Merger Consideration with respect to each share of WBD Common Stock underlying such Vested WBD RSU, with the number of shares of WBD Common Stock subject to such Vested WBD RSU granted with performance-based vesting conditions determined based on the attainment of the applicable performance measures at the actual level of performance by the board of directors of WBD or a committee thereof in the ordinary course of business and consistent with past practice.

At the Effective Time, each WBD RSU that is outstanding immediately prior to the Effective Time and that is not a Vested WBD RSU (each, an “Unvested WBD RSU”) will be assumed by PSKY and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of WBD Common Stock subject to such Unvested WBD RSU immediately prior to the Effective Time (the “Unvested WBD RSU Consideration”), with such Unvested WBD RSU Consideration remaining subject to the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding Unvested WBD RSU immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for other administrative or ministerial changes as in the reasonable and good faith determination of PSKY are appropriate to conform the administration of the Unvested WBD RSU Consideration amounts and are not adverse to the holders) with respect to receipt of the Unvested WBD RSU Consideration.

At the Effective Time, the total number of shares of WBD Common Stock subject to each Unvested WBD RSU with performance-based vesting conditions will be determined by assuming (i) in respect of such Unvested WBD RSUs for which the applicable performance period has been completed prior to the Effective Time, actual performance, and (ii) in respect of such Unvested WBD RSUs for which the applicable performance period has not been completed prior to the Effective Time, achievement at the greater of (x) target performance and (y) actual performance extrapolated through the end of the applicable performance period based on actual performance through the Closing Date, determined by the board of directors of WBD or a committee thereof in good faith and consistent with past practice.

At the Effective Time, each deferred stock unit of WBD (a “WBD DSU”) that is outstanding immediately prior to the Effective Time will be assumed by PSKY and automatically converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of WBD Common Stock subject to such WBD DSU immediately prior to the Effective Time (the “WBD DSU Consideration”), with such WBD DSU Consideration remaining subject to the same terms and conditions that applied to the corresponding WBD DSU immediately prior to the Effective Time (including with respect to timing of payment).

At the Effective Time, each notional investment unit with respect to shares of WBD Common Stock (a “WBD Notional Unit”) subject to WBD’s Non-Employee Directors Deferral Plan and WBD’s Supplemental Retirement Plan (each, a “WBD DC Plan”) that is outstanding immediately prior to the Effective Time will be assumed by PSKY and automatically converted into a notional unit with respect to a number of shares of Class B common stock, par value $0.001 per share (“PSKY Class B Common Stock”), of PSKY (a “PSKY Notional Unit”) equal to the product obtained by multiplying (A) the Equity Award Exchange Ratio (as defined below) by (B) the number of shares of WBD Common Stock subject to such WBD Notional Unit immediately prior to the Effective Time, with each such PSKY Notional Unit remaining subject to the same terms and conditions that applied to the corresponding WBD Notional Unit immediately prior to the Effective Time (including with respect to timing and form of payment), as set forth in the applicable WBD DC Plan. The “Equity Award Exchange Ratio” is determined by dividing (i) the Merger Consideration by (ii) the per share volume-weighted average trading price of PSKY Class B Common Stock for the fifteen consecutive trading days ending on (and including) the trading day that is three trading days prior to the Closing Date.

Representation and Warranties; Certain Covenants

The Merger Agreement contains customary representations and warranties of both WBD, on the one hand, and PSKY and Merger Sub, on the other hand, in each case generally subject to materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of WBD, including covenants relating to conducting its business in the ordinary course consistent with past practice and to refrain from taking certain actions without PSKY’s consent, covenants not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with such alternative transactions and, subject to certain exceptions, covenants to recommend that WBD’s stockholders approve the Merger and adopt the Merger Agreement (such recommendation, the “WBD Recommendation”). The Merger Agreement also provides that, until the earliest of the Effective Time, June 4, 2027 (if the Merger Agreement is terminated in certain circumstances) and the termination of the Merger Agreement (if the Merger Agreement is terminated in all other circumstances), PSKY and its affiliates and representatives will be subject to a standstill and will not, among other things, effect or seek to effect (i) any acquisition of securities of WBD, (ii) any tender or exchange offer, merger or other business combination involving WBD, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to WBD or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission) or consents to vote any securities of WBD or the calling of a meeting of WBD’s stockholders or the initiation of any proposal for action by WBD’s stockholders, in each case, except as set forth in the Merger Agreement or in connection with the transactions contemplated thereby.

With respect certain of the outstanding senior notes issued by certain subsidiaries of WBD, the Merger Agreement provides that, prior to October 15, 2026, PSKY may deliver one formal request (a “Specified Request”) in writing to WBD requesting that WBD either, subject to certain exceptions, (i) commence and use reasonable best efforts to effectuate a consent solicitation (on terms mutually determined by PSKY and WBD in good faith) to eliminate the obligation to commence an Exchange Offer (as defined in WBD’s Offer to Purchase and Consent Solicitation Statement, dated as of June 9, 2025 (the “Offer to Purchase”)) for such outstanding senior notes or otherwise modify the required terms of such Exchange Offer, (ii) commence and use reasonable best efforts to effectuate an Exchange Offer for such outstanding senior notes (on terms mutually determined by PSKY and WBD in good faith, subject to certain conditions) or (iii) make a payment in the amount of $100 per $1,000 principal amount or €100 per €1,000 principal amount of such outstanding senior notes in lieu of effectuating an Exchange Offer for such outstanding senior notes, as contemplated by the Offer to Purchase (the “Amended Notes Payment Amount”); provided that, if the Amended Notes Payment Amount becomes due and payable pursuant to the above, PSKY shall timely and fully pay such amount (such amount not to exceed $1,528,000,000 in the aggregate).

If PSKY does not make a Specified Request by October 15, 2026, WBD may, after such date, commence one or more consent solicitations with respect to the outstanding senior notes or commence an Exchange Offer for such outstanding senior notes, in each case, on terms determined by WBD in its sole discretion, or pay the Amended Notes Payment Amount; provided that, if the Amended Notes Payment Amount becomes due and payable pursuant to the above, PSKY shall timely and fully pay such amount (subject to the aggregate limit described above).

Prior to the adoption of the Merger Agreement by WBD’s stockholders, the board of directors of WBD may, in response to an unsolicited third-party acquisition proposal received after the date of the Merger Agreement, withdraw, qualify, modify or propose publicly to do the foregoing with respect to the WBD Recommendation, or approve, recommend or otherwise declare advisable a Company Superior Proposal (as defined in the Merger Agreement), or cause WBD to terminate the Merger Agreement, subject to complying with notice requirements and other specified processes in the Merger Agreement, including giving PSKY the opportunity to propose revisions to the terms of the transactions contemplated by the Merger Agreement during a match right period, and paying PSKY the Company Termination Fee (as defined below) prior to or substantially concurrently with such termination.

WBD and PSKY have agreed to use their respective reasonable best efforts to take all actions necessary, proper or advisable under applicable laws to consummate the Merger as promptly as practicable after the date of the Merger Agreement, including to obtain the required regulatory approvals for the Merger, and PSKY has agreed, if required to resolve or eliminate any impediments or objections that may be asserted with respect to the Merger, to certain commitments relating thereto.

Closing Conditions

Consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others, (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of WBD Common Stock entitled to vote (the “WBD Stockholder Approval”) at a meeting of WBD’s stockholders duly called and held for such purpose (the “WBD Stockholder Meeting”), (ii) the expiration of certain mandatory waiting periods or receipt of certain clearances or affirmative approvals of certain governmental bodies, agencies or authorities and (iii) the absence of any law or order, issued by a court or governmental entity of competent jurisdiction, restraining, enjoining, prohibiting or preventing the consummation of the Merger. Each of WBD’s and PSKY’s obligations to consummate the Merger is also subject to certain other conditions, including, among others, the compliance with pre-closing covenants by and accuracy of the representations and warranties of WBD (on the part of PSKY), on the one hand, and PSKY and Merger Sub (on the part of WBD), on the other hand (in each case, subject to certain qualifications). PSKY’s obligation to consummate the Merger is also subject to (x) the absence of certain changes that have had, or would reasonably be expected to have, a material adverse effect with respect to the Streaming and Studios segments of WBD and (y) WBD not having completed the separation of its Streaming & Studios business from its Global Linear Networks business nor having declared or made any dividend to WBD’s stockholders to effectuate such separation.

Financing Arrangements

Concurrently with the execution of the Merger Agreement, each of (i) The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended (the “Trust”), and Mr. Lawrence J. Ellison (together with the Trust, the “Ellison Parties”) and (ii) RedBird Capital Partners Fund IV (Master), L.P. (“RedBird” and, together with the Trust, the “Equity Investors”) entered into subscription agreements to purchase shares of PSKY Class B Common Stock in an aggregate amount of up to $46,720,000,000 by the Trust (plus any Ticking Consideration, plus any Contingent Equity Amount (as defined in the Merger Agreement), and plus any Amended Notes Payment Amount) and $250,000,000 by RedBird (collectively, the “PIPE Investments”), pursuant to the terms of the applicable subscription agreement. The Equity Investors are permitted to assign rights in the subscribed shares under such subscription agreements, subject to a requirement to give WBD notice, including the identity of the assignee and material terms thereof, and a requirement that WBD consent to any such assignment that would, or could reasonably be expected to, among other things, prevent, materially delay or materially impair the ability of PSKY to consummate the Merger and the related transactions in a timely manner or otherwise prevent or materially delay the consummation of the Merger.

The aggregate proceeds of the PIPE Investments, together with the proceeds from a debt commitment letter received by PSKY from certain lender parties thereto, will provide PSKY with the funds needed to consummate the Merger. The consummation of the Merger is not subject to a financing condition.

Termination Rights and Fees

The Merger Agreement also provides for certain mutual termination rights. Subject to certain limitations, the Merger Agreement may be terminated by either PSKY or WBD (i) by mutual written consent, (ii) if the WBD Stockholder Meeting concludes without obtaining the WBD Stockholder Approval, (iii) if any governmental entity of competent jurisdiction issues, enacts, enforces or enters any order permanently enjoining or prohibiting the consummation of the Merger, and such order becomes final and non-appealable or (iv) subject to certain limitations, if the Effective Time has not occurred on or before 11:59 p.m., Eastern time, on March 4, 2027 (the “End Date”), subject to one automatic extension to June 4, 2027 if, on such date, all of the closing conditions, except those related to regulatory approvals and governmental orders, have been satisfied or waived. In addition, (x) the Merger Agreement may be terminated by PSKY (1) due to certain breaches by WBD of its representations, warranties and covenants contained in the Merger Agreement, subject to certain cure rights, or (2) if prior to the WBD Stockholder Meeting, the board of directors of WBD effects a change in the WBD Recommendation, and (y) the Merger Agreement may be terminated by WBD (1) due to certain breaches by PSKY of its representations, warranties and covenants contained in the Merger Agreement, subject to certain cure rights or (2) if prior to the WBD Stockholder Meeting, WBD determines to enter into a definitive agreement providing for a Company Superior Proposal.

If, prior to receipt of WBD Stockholder Approval, (i) the Merger Agreement is terminated by WBD in order to enter into a definitive agreement providing for a Company Superior Proposal, (ii) the Merger Agreement is terminated by PSKY because the board of directors of WBD has changed its recommendation that WBD stockholders adopt the Merger Agreement, (iii) the Merger Agreement is terminated by PSKY or WBD as a result of the WBD Stockholder Approval having not been obtained and, immediately prior to the WBD Stockholder Meeting, PSKY would have been entitled to terminate the Merger Agreement because the board of directors of WBD has changed its recommendation that WBD stockholders adopt the Merger Agreement or (iv) (x) after the date of the Merger Agreement, an acquisition proposal is publicly proposed or publicly disclosed prior to the WBD Stockholder

Meeting (a “WBD Qualifying Transaction”), (y) the Merger Agreement is terminated (1) by PSKY or WBD as a result of the WBD Stockholder Approval having not been obtained or (2) by PSKY as a result of a willful breach by WBD of its covenants in the Merger Agreement and (z) concurrently with or within twelve (12) months after such termination, WBD (1) consummates a WBD Qualifying Transaction or (2) enters into a definitive agreement providing for a WBD Qualifying Transaction, then WBD will be obligated to pay PSKY a fee equal to $3,000,000,000 (the “Company Termination Fee”).

If the Merger Agreement is terminated by WBD or PSKY (i) if the Effective Time has not occurred prior to the End Date due to the closing conditions related to regulatory approvals and governmental orders not being satisfied, but all other closing conditions have been satisfied or waived (or have not been satisfied due to a breach by PSKY or Merger Sub of their obligations under the Merger Agreement) or (ii) due to an antitrust or foreign regulatory injunction permanently prohibiting the closing of the Merger, then PSKY will be obligated to pay WBD a termination fee equal to $7,000,000,000 in cash (the “Regulatory Termination Fee”).

Upon the termination of the Merger Agreement pursuant to which WBD is required to pay the Company Termination Fee or due to certain breaches by WBD of its representations, warranties and covenants contained in the Merger Agreement, subject to certain cure rights, WBD will, in addition to the Company Termination Fee, be obligated to reimburse PSKY for (i) any Amended Notes Payment Amount paid by PSKY and (ii) the Netflix Termination Fee (as defined below).

The Merger Agreement also provides that each party may seek to compel the other parties to specifically perform their obligations under the Merger Agreement.

Ellison Guarantee

Concurrently with the execution of the Merger Agreement, the Ellison Parties entered into a Guarantee in favor of WBD (the “Ellison Guarantee”), to jointly and severally guarantee the payment of the (i) Netflix Termination Fee, (ii) the Amended Notes Payment Amount, (iii) $45,720,000,000 of the Merger Consideration, plus the Contingent Equity Amount (as defined in the Merger Agreement) (to the extent applicable), (iv) all damages payable by PSKY, Merger Sub or the Ellison Parties due to a breach of the Merger Agreement or the subscription agreement entered into by the Ellison Parties or the fraud of PSKY, Merger Sub or the Ellison Parties with respect to the Merger Agreement or the subscription agreement entered into by the Ellison Parties, (v) the Regulatory Termination Fee and (vi) certain other costs and expenses payable under the Merger Agreement. The Ellison Guarantee requires that the Ellison Parties will, and will cause their controlled affiliates (other than Oracle Corporation, Ellison Institute of Technology or any of the respective controlled affiliates of Oracle Corporation or Ellison Institute of Technology) to, among other things, (w) use reasonable best efforts to obtain certain required regulatory approvals, (x) furnish WBD with reasonable assistance in connection with governmental approvals, (y) defend through litigation on the merits (including through appeal) any claim seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement and (z) not take certain actions, including acquisitions, that would reasonably be expected to prevent or materially delay the consummation of the Merger and the related transactions, or propose, announce an intention, or enter into any agreements or commitments to take such actions. The Ellison Guarantee includes certain representations and warranties by the Ellison Parties, including regarding financial capability and validity of the Trust, as well as certain covenants restricting the Ellison Parties from taking actions that would adversely affect their ability to perform their obligations under the Ellison Guarantee.

Description of Merger Agreement and Ellison Guarantee Not Complete

The foregoing descriptions of the Merger Agreement and the Ellison Guarantee, and the respective transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto, and the full text of the Ellison Guarantee, which is attached as Exhibit 10.1 hereto, and, in each case, are incorporated herein by reference.

The Merger Agreement and the Ellison Guarantee have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about WBD, PSKY, Merger Sub or the Ellison Parties. The representations, warranties, covenants and agreements contained in the

Merger Agreement and the Ellison Guarantee, as applicable, were made only for purposes of the Merger Agreement and the Ellison Guarantee, as applicable, as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement and the Ellison Guarantee, as applicable, and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), are subject to limitations agreed upon by the contracting parties, including, in the case of the Merger Agreement, being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Except as expressly provided in the Merger Agreement and the Ellison Guarantee, as applicable, stockholders are not third-party beneficiaries under such agreements and should not rely on the representations, warranties, covenants or agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement or the Ellison Guarantee, as applicable, which subsequent information may or may not be fully reflected in WBD’s and PSKY’s respective public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, WBD entered into an Amended and Restated Agreement and Plan of Merger on January 19, 2026 (the “Netflix Merger Agreement”) with Netflix, Inc., a Delaware corporation (“Netflix”), Nightingale Sub, Inc., a Delaware corporation and wholly owned subsidiary of Netflix, and New Topco 25, Inc., a newly formed Delaware corporation and wholly owned subsidiary of WBD.

Following the WBD board of directors’ determination that it had received a “Company Superior Proposal,” as defined in the Netflix Merger Agreement, from PSKY, and Netflix’s waiver of its right to propose revisions to the Netflix Merger Agreement, on February 27, 2026, prior to entering into the Merger Agreement, WBD delivered to Netflix a written notice terminating the Netflix Merger Agreement in connection with entering into the Merger Agreement. In connection with the termination of the Netflix Merger Agreement, PSKY, on behalf of WBD, paid Netflix a termination fee of $2,800,000,000 in cash as required by the terms of the Netflix Merger Agreement (the “Netflix Termination Fee”). PSKY’s payment of the Netflix Termination Fee is in addition to the Merger Consideration to be paid by PSKY pursuant to the Merger Agreement. Accordingly, WBD hereby withdraws the previously filed and mailed definitive proxy statement with respect to the Netflix Merger Agreement and WBD’s special meeting of stockholders, which was scheduled to be held on March 20, 2026, has been canceled.

Item 7.01 Regulation FD Disclosure.

On February 27, 2026, WBD and PSKY issued a joint press release announcing the execution of the Merger Agreement, the termination of the Netflix Merger Agreement and the termination of PSKY’s tender offer for all of the outstanding WBD Common Stock. The full text of the joint press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Exhibit 99.1 is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On June 9, 2025, WBD announced its plans to separate WBD, in a tax-free transaction, into two publicly traded companies. Consummation of the Merger is subject to, among other conditions described above, WBD not having completed such separation, and, accordingly, WBD no longer plans to effectuate such separation.

Important Information about the Transaction and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between WBD and PSKY (the “proposed transaction”). In connection with the proposed transaction, WBD intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement, when available, will be sent or given to WBD stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) as well as other filings containing information about WBD and PSKY, without charge, at the SEC’s website, https://www.sec.gov. Free copies of the proxy statement (when available) and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by WBD will be made available on WBD’s investor relations website at https://ir.wbd.com. Free copies of documents filed with the SEC by PSKY will be made available on PSKY’s investor relations website at https://ir.paramount.com.

Participants in the Solicitation

WBD and PSKY and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of WBD is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Executive Officers of Warner Bros. Discovery, Inc.,” and its definitive proxy statement filed with the SEC on April 23, 2025, under the heading “Proposal 1: Election of Directors.” Information about the directors and executive officers of PSKY is set forth in its Current Reports on Form 8-K filed with the SEC on August 7, 2025, September 16, 2025 and January 14, 2026, and in its Annual Report on Form 10-K filed with the SEC on February 25, 2026. Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement and other relevant materials regarding the proposed transaction when they become available.

Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between WBD and PSKY, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of WBD and PSKY and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the completion of the proposed transaction may not occur on the anticipated terms and timing or at all; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; (3) the risk that WBD stockholders may not approve the proposed transaction; (4) the risk that the necessary regulatory approvals for the proposed transaction may not be obtained or may be obtained subject to conditions that are not anticipated; (5) risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner; (6) risks related to litigation brought in connection with the proposed transaction; (7) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (8) effects of the announcement, pendency or completion of the proposed transaction on the ability of WBD to retain customers and retain and hire key personnel and maintain relationships with suppliers, distributors, advertisers, content providers, vendors and other business partners, and on its operating results and business generally; (9) negative effects of the announcement or the consummation of the proposed transaction on the market price of WBD Common Stock; (10) risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; (11) inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections; (12) the ability to obtain or consummate financing or refinancing related to the proposed transaction; and (13) the response of WBD or PSKY management to any of the aforementioned factors. Discussions of additional risks and uncertainties are contained in WBD’s and PSKY’s filings with the SEC, including their Annual Reports on Form 10-K and Quarterly Reports on

Form 10-Q and will be contained in the preliminary proxy statement to be filed by WBD in connection with the proposed transaction. Neither WBD nor PSKY is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 9.01.    Financial Statements and Exhibits.

(d)

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated February 27, 2026, among Warner Bros. Discovery, Inc., Paramount Skydance Corporation and Prince Sub Inc.
10.1	Guarantee, dated as of February 27, 2026, by and among The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, Lawrence J. Ellison and Warner Bros. Discovery, Inc.
99.1	Joint Press Release, dated February 27, 2026.
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2026	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
	Name:	Gunnar Wiedenfels
	Title:	Chief Financial Officer